EXHIBIT 99.1

20 North Broadway	Telephone: (405) 235-3611
Oklahoma City, Oklahoma 73102-8260	Fax: (405) 552-4667

NEWS RELEASE

Investor contact:	Zack Hager
(405) 552-4526

Media contact:	Brian Engel
(405) 228-7750

DEVON ENERGY REPORTS RECORD 2003 OIL AND GAS PRODUCTION, EARNINGS,
EARNINGS PER SHARE and YEAR-END RESERVES

OKLAHOMA CITY — February 5, 2004 — Devon Energy Corporation (AMEX: DVN, TSX: NSX) today reported that net earnings climbed more than 1,500 percent, making 2003 the most profitable year in the company’s history. Devon reported net earnings of $1.7 billion, or $8.32 per common share ($8.07 per diluted common share) for the year ended December 31, 2003. Devon’s 2002 net earnings were $104 million, or 61 cents per diluted common share. A 21 percent increase in oil and natural gas production and sharply higher oil and gas prices drove the earnings increase.

     For the fourth quarter of 2003, the company reported net earnings of $543 million, or $2.32 per common share ($2.25 per diluted common share). These results included $218 million attributable to lower Canadian income tax rates partially offset by a $74 million after-tax reduction in the carrying value of miscellaneous international oil and gas properties. Devon reported net earnings of $84 million, or 52 cents per diluted common share in the fourth quarter of 2002.

Ocean Merger Topped a Year of Achievements

     The most significant event for the company in 2003 was the merger with Ocean Energy in April. The integration of the two companies was substantially accomplished by year-end. Devon also reported several notable operational accomplishments in 2003:

•	The company drilled 2,116 successful wells in 2003, a 32% increase over 2002.

•	In the Barnett Shale in north Texas, Devon added 350 producing wells and increased its net gas production by over 20 percent to approximately 575 million cubic feet equivalent per day. Horizontal wells, which now account for just 53 of Devon’s more than 1,600 producing wells in the Barnett Shale, will be the focus of future Barnett expansion.

•	In Canada, Devon initiated its 300 million barrel potential Jackfish thermal heavy oil project. Jackfish is designed to produce approximately 35,000 barrels per day of crude oil from the vast Alberta oil sands.

•	In the deepwater Gulf of Mexico, the company drilled two exploratory discoveries at Sturgis and St. Malo. The St. Malo discovery and Devon’s 2002 Cascade discovery are located in the emerging lower Tertiary trend. The lower Tertiary trend may prove to hold significant reserve growth potential for the industry. Devon has a substantial acreage position in the trend and has identified many additional prospects with characteristics similar to St. Malo and Cascade.

•	Devon initiated production from the Southern Expansion Area of the Zafiro Field in Equatorial Guinea. This increased the company’s net production at Zafiro by about 15,000 barrels to more than 50,000 barrels per day.

•	Offshore China, the Devon-operated Panyu field commenced production into a floating production, storage and offloading vessel. Devon’s share of field production is expected to reach 16,000 barrels per day in 2004. Devon brought Panyu to production in less than two years following the Chinese government’s approval of the project.

•	Devon’s marketing and midstream operations contributed to outstanding results in 2003. Record revenue led to a record operating margin of $286 million. Devon is one of the largest independent midstream operators in the United States.

     “We hit our production growth targets and now Devon’s oil and gas property base is delivering record volumes at a time when oil, natural gas and natural gas liquids prices are very healthy,” said J. Larry Nichols, chairman and chief executive officer. “Numerous operating achievements accompanied our stellar financial results. High-impact exploration yielded significant discoveries and our marketing and midstream operations had its best year ever. Record earnings allowed us to fund our entire $2.5 billion drilling and facilities budget while generating more than $1 billion for debt retirement.”

Oil and Gas Revenues Approach $6 Billion

     Combined sales of oil, gas and natural gas liquids increased 78 percent in the year ended December 31, 2003, to $5.9 billion. The increase was attributable to rising production and higher product prices.

     Devon increased production 21 percent to a record 228 million barrels of oil equivalent (MMBoe) in 2003. The increase reflects Devon’s larger producing base following the April 2003 merger with Ocean Energy and growth from development projects in North America, West Africa and China.

     The average price realized by Devon for its 2003 natural gas production increased 61 percent to $4.51 per thousand cubic feet from $2.80 per thousand cubic feet in 2002. Devon’s average realized price for oil increased 18 percent to $25.63 per barrel in 2003 compared with $21.71 per barrel in 2002. The company’s average realized price for natural gas liquids increased 33 percent to $18.65 per barrel in 2003, compared with $14.05 per barrel in 2002.

     Higher natural gas and natural gas liquids prices also led to increased marketing and midstream revenue. Marketing and midstream revenue increased to $1.5 billion in 2003, up from $1.0 billion in 2002. Total revenues, including marketing and midstream, climbed 70 percent in 2003, to $7.4 billion.

Higher Operating Costs and Expenses Reflect Expanding Operations

     Devon’s merger with Ocean Energy in April 2003 significantly increased the size and scope of the company’s operations. This is reflected in higher operating costs and expenses.

     Lease operating expenses increased 40 percent to $871 million. On a unit of production basis, lease operating expenses increased 16 percent to $3.83 per barrel of oil equivalent (Boe).

Higher lease fuel costs, chemicals costs and the effects of the strengthening Canadian dollar contributed to the increase in unit costs.

     Marketing and midstream operating costs for 2003 increased 45 percent to $1.2 billion. The increase in expenses was primarily a result of higher natural gas prices. The increase in costs was more than offset by a related increase in marketing and midstream revenue.

     Depreciation, depletion and amortization expense (DD&A) increased 48 percent in 2003, to $1.8 billion. The increase was driven by the increase in oil and gas production and by a higher DD&A rate. Devon’s DD&A rate increased 22 percent in 2003, to $7.87 per Boe. The combined DD&A rate includes depreciation of Devon’s midstream and corporate assets in addition to depletion of its oil and gas properties.

     General and administrative expense (G&A) also increased in 2003, by 40 percent to $307 million. G&A expense included $4 million related to personnel severance costs in the fourth quarter and $14 million attributable to office closings in previous quarters. G&A expense also included a $15 million non-cash charge related to changes in the value of obligations in certain compensation plans. This charge is offset by increases in other income and comprehensive earnings.

     Income tax expense in 2003 was $514 million, or 23 percent of pre-tax income. Of the total, $321 million was deferred income tax expense, not requiring the current use of cash. Full year and fourth quarter 2003 income tax expense included a $218 million deferred tax benefit attributable to prior years. This is the impact of a reduction in Canadian tax rates on deferred tax liabilities recorded at the beginning of 2003.

Cash Flow Before Balance Sheet Changes Doubles to $3.9 Billion

     Cash flow before balance sheet changes increased 102 percent to a record high $3.9 billion in 2003. Cash on hand climbed to $1.3 billion at year-end. The company expects to utilize the accumulated cash to retire long-term debt of $338 million in 2004 and $920 million in 2005.

Oil and Gas Reserves

     The company’s estimated proved oil and gas reserves were 2,089 MMBoe at December 31, 2003. This is a 30 percent increase over year-end 2002 estimated proved reserves of 1,609 MMBoe. Devon acquired 556 MMBoe in 2003, predominately through its merger with Ocean Energy in April. Devon added another 188 MMBoe through successful drilling (discoveries and extensions). Oil and gas produced during 2003 decreased total proved reserves by 228 MMBoe, and revisions to prior estimates reduced the total by another 11 MMBoe. Devon also sold non-core properties in 2003 with associated proved reserves of 25 MMBoe. Natural gas is converted to its oil equivalent on the basis of six thousand cubic feet of gas to one barrel of oil.

     Proved reserves at December 31, 2003, are composed of 661 million barrels of crude oil, 7.3 trillion cubic feet of natural gas and 209 million barrels of natural gas liquids. These quantities had a combined estimated pre-tax present value, discounted at 10 percent, of $23 billion. This compares to year-end 2002 estimated pre-tax discounted value of $15 billion.

     Proved developed reserves represented 76 percent of total proved reserves at year-end 2003. This compares to 73 percent of total proved reserves at December 31, 2002.

Items Excluded from Published Estimates

     Devon’s reported net earnings include items of income and expense that are excluded by certain securities analysts in their published estimates of the company’s financial results. Such items and their effects upon full year and fourth quarter 2003 reported earnings were as follows:

•	General and administrative expenses attributable to closing Devon’s office in The Woodlands, Texas, decreased full year pre-tax earnings by $11 million ($7 million after tax).

•	Merger costs decreased full year pre-tax earnings by $7 million ($4 million after tax).

•	Reduction in carrying value of miscellaneous international oil and gas properties decreased full year and fourth quarter 2003 pre-tax earnings by $111 million ($74 million after tax).

•	Effects of changes in foreign currency exchange rates increased full year and fourth quarter earnings. The amounts of such full year and fourth quarter earnings increases were $69 million pre-tax ($48 million after tax) and $17 million pre-tax ($12 million after tax), respectively. This is primarily related to U.S. dollar denominated debt in Canada.

•	A change in fair value of financial instruments not associated with hedges increased full year earnings and decreased fourth quarter earnings. For the full year 2003, the increase was $1 million pre-tax ($1 million after tax). In the fourth quarter, the decrease to earnings was $7 million pre-tax ($4 million after tax).

•	A deferred tax benefit attributable to lower Canadian income tax rates increased full year and fourth quarter 2003 net earnings by $218 million.

•	The cumulative effect of adopting SFAS No. 143 on January 1, 2003, increased 2003 net earnings $16 million. SFAS No. 143 concerns costs associated with the retirement of long-lived assets such as well sites, offshore production platforms and natural gas processing plants.

     In aggregate, these items increased 2003 net earnings by $199 million, or 95 cents per common share (91 cents per diluted common share). For the fourth quarter of 2003, the applicable items increased net earnings by $152 million, or 65 cents per common share (63 cents per diluted common share).

Conference Call to be Webcast Today

     Devon will discuss its 2003 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION DATA (Unaudited)	Year Ended		Quarter Ended
(net of royalties)	December 31,		December 31,

	2003	2002	2003	2002

Total Period Production
Natural Gas (Bcf)
U.S.	589.3	482.2	160.9	117.1
Canada	267.4	278.9	67.8	67.9
International	6.7	—	3.5	—

Total Natural Gas	863.4	761.1	232.2	185.0

Oil (MMBbls)
U.S.	31.1	23.8	8.8	5.4
Canada	13.5	15.8	3.5	3.6
International	17.3	2.3	7.0	0.8

Total Oil	61.9	41.9	19.3	9.8

Natural Gas Liquids (MMBbls)
U.S.	16.7	14.4	4.7	3.8
Canada	5.0	5.2	1.2	1.1
International	0.2	—	0.1	—

Total Natural Gas Liquids	21.9	19.6	6.0	4.9

Oil Equivalent (MMBoe)
U.S.	146.0	118.5	40.3	28.7
Canada	63.1	67.5	16.0	16.0
International	18.6	2.3	7.7	0.8

Total Oil Equivalent	227.7	188.3	64.0	45.5

Natural Gas Equivalent (Bcfe)
U.S.	876.0	711.4	241.9	172.3
Canada	378.6	404.9	96.0	96.1
International	111.6	13.8	46.1	4.8

Total Natural Gas Equivalent	1,366.2	1,130.1	384.0	273.2

Average Daily Production
Natural Gas (MMcf)
U.S.	1,614.4	1,321.0	1,748.4	1,272.4
Canada	732.7	764.1	737.3	738.2
International	18.3	—	37.8	—

Total Natural Gas	2,365.4	2,085.1	2,523.5	2,010.6

Oil (MBbls)
U.S.	85.3	65.3	95.9	58.5
Canada	36.9	43.2	37.4	39.2
International	47.5	6.2	76.5	8.4

Total Oil	169.7	114.7	209.8	106.1

Natural Gas Liquids (MBbls)
U.S.	45.8	39.4	50.5	41.3
Canada	13.6	14.3	13.8	12.2
International	0.5	—	0.9	—

Total Natural Gas Liquids	59.9	53.7	65.2	53.5

Oil Equivalent (MBoe)
U.S.	400.2	324.8	437.8	311.9
Canada	172.6	184.9	174.1	174.4
International	51.0	6.2	83.7	8.4

Total Oil Equivalent	623.8	515.9	695.6	494.7

Natural Gas Equivalent (MMcfe)
U.S.	2,401.0	1,949.0	2,626.8	1,871.2
Canada	1,035.7	1,109.3	1,044.5	1,046.6
International	306.3	37.8	502.2	50.4

Natural Gas Equivalent	3,743.0	3,096.1	4,173.5	2,968.2

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

REALIZED PRICE DATA (Unaudited)	Year Ended		Quarter Ended
(average realized prices in $US)	December 31,		December 31,

	2003	2002	2003	2002

Realized Prices
Natural Gas ($/Mcf)
U.S.	$4.50	$2.91	$4.15	$3.38
Canada	$4.57	$2.62	$4.23	$3.38
International	$3.47	$—	$3.41	$—

Total Natural Gas	$4.51	$2.80	$4.16	$3.38

Oil ($/Bbl)
U.S.	$27.64	$21.99	$26.77	$23.50
Canada	$23.54	$21.00	$22.51	$21.05
International	$23.64	$23.70	$24.14	$25.92

Total Oil	$25.63	$21.71	$25.05	$22.79

Natural Gas Liquids ($/Bbl)
U.S.	$17.31	$13.37	$17.87	$15.27
Canada	$23.08	$15.93	$23.00	$19.09
International	$21.45	$—	$21.65	$—

Total Natural Gas Liquids	$18.65	$14.05	$19.01	$16.14

Oil Equivalent ($/Boe)
U.S.	$26.02	$17.87	$24.50	$20.20
Canada	$26.25	$16.96	$24.55	$20.38
International	$23.45	$23.70	$23.84	$25.92

Total Oil Equivalent	$25.88	$17.61	$24.44	$20.36

Natural Gas Equivalent ($/Mcfe)
U.S.	$4.34	$2.98	$4.08	$3.37
Canada	$4.37	$2.83	$4.09	$3.40
International	$3.91	$3.95	$3.97	$4.32

Total Natural Gas Equivalent	$4.31	$2.94	$4.07	$3.39

BENCHMARK PRICES	Year Ended		Quarter Ended
(US$)	December 31,		December 31,

	2003	2002	2003	2002

Benchmark Prices
Natural Gas ($/Mcf) — Henry Hub	$5.38	$3.22	$4.58	$3.99
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$31.08	$26.10	$31.22	$28.21

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES	Year Ended		Quarter Ended
(floating price differentials from benchmark prices in US$)	December 31,		December 31,

	2003	2002	2003	2002

Price Differentials
Natural Gas ($/Mcf)
U.S.	$(0.60)	$(0.50)	$(0.42)	$(0.61)
Canada	$(0.52)	$(0.56)	$(0.20)	$(0.49)
International	$(1.92)	$—	$(1.17)	$—

Total Natural Gas	$(0.59)	$(0.52)	$(0.35)	$(0.57)

Oil ($/Bbl)
U.S.	$(1.70)	$(2.72)	$(2.08)	$(1.99)
Canada	$(5.46)	$(4.66)	$(6.48)	$(6.47)
International	$(4.90)	$(2.39)	$(4.01)	$(2.26)

Total Oil	$(3.41)	$(3.48)	$(3.57)	$(3.66)

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS	Year Ended		Unaudited Quarter
(US$ in millions, except per share data)	December 31,		Ended December 31,

	2003	2002	2003	2002

Revenues
Oil sales	$1,588	$909	$484	$222
Gas sales	3,897	2,133	966	625
Natural gas liquids sales	407	275	114	79
Marketing & midstream revenues	1,460	999	357	307

Total revenues	7,352	4,316	1,921	1,233

Operating Costs and Expenses
Lease operating costs	871	621	245	153
Transportation costs	207	154	58	39
Production taxes	204	111	52	31
Marketing & midstream operating costs and expenses	1,174	808	273	249
Depreciation, depletion and amortization of property & equipment	1,793	1,211	562	295
Accretion of asset retirement obligation	36	—	10	—
General & administrative expenses	307	219	86	68
Expenses related to mergers	7	—	—	—
Reduction of carrying value of oil & gas properties	111	651	111	—

Total operating costs and expenses	4,710	3,775	1,397	835

Earnings from operations	2,642	541	524	398

Other Income (Expense)
Interest expense	(502)	(533)	(122)	(131)
Dividends on subsidiary’s preferred stock	(2)	—	(1)	—
Effects of changes in foreign currency exchange rates	69	1	17	1
Change in fair value of financial instruments	1	28	(7)	—
Other income	37	34	8	11
Impairment of ChevronTexaco common stock	—	(205)	—	(205)

Net other expense	(397)	(675)	(105)	(324)

Earnings (loss) from continuing operations before income taxes & cumulative effect of change in accounting principle	2,245	(134)	419	74

Income Tax Expense (Benefit)
Current	193	23	28	(99)
Deferred	321	(216)	(152)	78

Total income tax expense (benefit)	514	(193)	(124)	(21)

Earnings from continuing operations before cumulative effect of change in accounting principle	1,731	59	543	95

Discontinued Operations
Results of operations	—	23	—	2
Gain (loss) on sale	—	31	—	(12)
Income tax expense	—	9	—	1

Results of discontinued operations	—	45	—	(11)

Earnings before cumulative effect of change in accounting principle	1,731	104	543	84

Cumulative effect of change in accounting principle	16	—	—	—

Net earnings	1,747	104	543	84

Dividends on preferred stock	10	10	3	3

Net earnings applicable to common stockholders	$1,737	$94	$540	$81

Net earnings per weighted average common share outstanding
Basic	$8.32	$0.61	$2.32	$0.52
Diluted	$8.07	$0.61	$2.25	$0.52
Basic weighted average shares outstanding	209	155	233	157
Diluted weighted average shares outstanding	217	156	242	163

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS
(US$ in millions)	December 31,	December 31,

	2003	2002

Assets
Current assets
Cash and cash equivalents	1,273	292
Accounts receivable	946	639
Inventories	72	26
Fair value of financial instruments	13	4
Income taxes receivable	11	56
Assets of discontinued operations	—	7
Investments and other current assets	49	40

Total current assets	2,364	1,064

Property and equipment, at cost	28,546	18,786
Less accumulated depreciation, depletion and amortization	10,212	7,934

Net property and equipment	18,334	10,852

Investment in ChevronTexaco Corporation common stock	613	472
Fair value of financial instruments	14	1
Goodwill	5,477	3,555
Other assets	360	281

Total assets	$27,162	$16,225

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	1,174	637
Income taxes payable	15	9
Current portion of long-term debt	338	—
Accrued interest payable	130	119
Deferred revenue	56	—
Merger related expenses payable	21	12
Fair value of financial instruments	153	151
Current portion of asset retirement obligation	42	—
Accrued expenses and other current liabilities	142	114

Total current liabilities	2,071	1,042

Other liabilities	349	323
Asset retirement obligation, long-term	629	—
Debentures exchangeable into shares of ChevronTexaco Corporation common stock	677	662
Other long-term debt	7,903	6,900
Preferred stock of subsidiary	55	—
Fair value of financial instruments	52	18
Deferred income taxes	4,370	2,627

Stockholders’ equity
Preferred stock	1	1
Common stock	24	16
Additional paid-in capital	9,066	5,178
Retained earnings (accumulated deficit)	1,614	(84)
Accumulated other comprehensive income (loss)	569	(267)
Other	(32)	(3)
Treasury stock, at cost	(186)	(188)

Stockholders’ Equity	$11,056	$4,653

Total Liabilities & Stockholders’ Equity	$27,162	$16,225

Common Shares Outstanding	236	157

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ in millions)	Year Ended December 31,

	2003	2002

Cash Flows From Operating Activities
Earnings from continuing operations	$1,731	$59
Depreciation, depletion and amortization of property and equipment	1,793	1,211
Accretion of asset retirement obligation	36	—
Accretion of discounts on long-term debt, net	19	33
Effects of changes in foreign currency exchange rates	(69)	(1)
Change in fair value of derivative instruments	(1)	(28)
Reduction of carrying value of oil and gas properties	111	651
Impairment of ChevronTexaco Corporation common stock	—	205
Loss (gain) on sale of assets	7	(2)
Deferred income tax expense (benefit)	321	(216)
Other	(48)	(9)
Changes in assets and liabilities, net of acquisitions of businesses
Accounts receivable	(164)	(80)
Inventories	(8)	10
Investments and other current assets	(26)	12
Accounts payable	42	(74)
Income taxes payable	62	21
Accrued interest and expenses	39	36
Deferred revenue	(41)	(46)
Long-term other liabilities	(36)	(56)

Net cash provided by continuing operations	3,768	1,726

Net cash provided by discontinued operations	—	28
Net cash provided by operating activities	$3,768	$1,754

Cash Flows From Investing Activities
Proceeds from sales of property and equipment	$179	$1,067
Capital expenditures	(2,587)	(3,426)
Discontinued operations	—	316
Other	(24)	(3)

Net cash used in investing activities	$(2,432)	$(2,046)

Cash Flows From Financing Activities
Proceeds from borrowings of long-term debt, net of issuance costs	$597	$6,067
Principal payments on long-term debt	(1,118)	(5,657)
Issuance of common stock, net of issuance costs	155	32
Dividends paid on common stock	(39)	(31)
Dividends paid on preferred stock	(10)	(10)
Decrease in long-term liabilities	1	—

Net cash (used in) provided by financing activities	$(414)	$401

Effect of exchange rate changes on cash	59	—

Net increase in cash and cash equivalents	981	109

Cash and cash equivalents at beginning of period	292	183

Cash and cash equivalents at end of period	1,273	292

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

RESERVE RECONCILIATION
	Total				Domestic

	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)

As of December 31, 2002:
Proved developed	260	4,618	150	1,180	135	2,802	117	719
Proved undeveloped	184	1,218	42	429	12	750	29	166

Total proved	444	5,836	192	1,609	147	3,552	146	885

Production	(62)	(863)	(22)	(228)	(31)	(589)	(17)	(146)
Discoveries and extensions	29	834	20	188	12	510	14	111
Divestitures	(3)	(132)	—	(25)	(2)	(120)	—	(22)
Acquisitions	262	1,650	19	556	92	1,474	19	357
Revisions	(9)	(9)	—	(11)	(6)	57	(1)	2
As of December 31, 2003:
Proved developed	408	5,980	179	1,584	171	3,935	136	964
Proved undeveloped	253	1,336	30	505	41	949	25	223

Total proved	661	7,316	209	2,089	212	4,884	161	1,187

	Canada				International

	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)

As of December 31, 2002:
Proved developed	119	1,816	33	455	6	—	—	6
Proved undeveloped	30	468	13	121	142	—	—	142

Total proved	149	2,284	46	576	148	—	—	148

Production	(14)	(267)	(5)	(63)	(17)	(7)	—	(19)
Discoveries and extensions	16	324	6	76	1	—	—	1
Divestitures	(1)	(12)	—	(3)	—	—	—	—
Acquisitions	2	1	—	2	168	175	—	197
Revisions	(4)	(33)	1	(9)	1	(33)	—	(4)
As of December 31, 2003:
Proved developed	123	1,964	43	493	114	81	—	127
Proved undeveloped	25	333	5	86	187	54	—	196

Total proved	148	2,297	48	579	301	135	—	323

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

COSTS INCURRED	Total		Domestic

(US$ in millions)	Year Ended December 31,		Year Ended December 31,

	2003	2002	2003	2002

Property Acquisition Costs:
Total proved	$4,209	$1,538	$2,582	$1,536

Unproved:
Business combinations	1,063	639	551	639
Other acquisitions	87	64	48	27

Total unproved	$1,150	$703	$599	$666

Exploration Costs	$714	$383	$343	$161

Development Costs	$1,853	$1,140	$1,191	$808

Finding and Development Costs	$7,926	$3,764	$4,715	$3,171

Asset retirement costs — business combinations	134	—	115	—
Asset retirement costs — drilling	48	—	24	—
Less: Actual retirement expenditures	(37)	—	(22)	—

Costs Incurred	$8,071	$3,764	$4,832	$3,171

	Canada		International

	Year Ended December 31,		Year Ended December 31,

	2003	2002	2003	2002

Property Acquisition Costs:
Total proved	$26	$2	$1,601	$—

Unproved:
Business combinations	—	—	512	—
Other acquisitions	39	28	—	9

Total unproved	$39	$28	$512	$9

Exploration Costs	$214	$207	$157	$15

Development Costs	$488	$299	$174	$33

Finding and Development Costs	$767	$536	$2,444	$57

Asset retirement costs — business combinations	—	—	19	—
Asset retirement costs — drilling	17	—	7	—
Less: Actual retirement expenditures	(14)	—	(1)	—

Costs Incurred	$770	$536	$2,469	$57

Pursuant to the full cost method of accounting, Devon capitalizes certain general and administrative expenses which are related to property acquisition, exploration and development activities. Such capitalized expenses, which are included in the costs shown in the preceding tables, were $140 million and $97 million in the years 2003 and 2002, respectively. In addition, Devon capitalizes certain interest expenses which are related to property development activities. Such capitalized expenses, which are also included in the costs shown in the preceding tables, were $50 million and $4 million in the years 2003 and 2002, respectively.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

EXPLORATION AND DEVELOPMENT WELLS	Year Ended December 31,

	2003	2002

Exploration Wells Drilled
U.S	44	39
Canada	244	233
International	5	4

Total	293	276

Exploration Wells Success Rate
U.S	50%	54%
Canada	86%	84%
International	—%	—%

Total	79%	79%

Development Wells Drilled
U.S	1,281	940
Canada	606	428
International	49	41

Total	1,936	1,409

Development Wells Success Rate
U.S	98%	99%
Canada	97%	95%
International	98%	100%

Total	97%	98%

Total Wells Drilled
U.S	1,325	979
Canada	850	661
International	54	45

Total	2,229	1,685

Total Wells Success Rate
U.S	96%	97%
Canada	94%	91%
International	89%	91%

Total	95%	95%

COMPANY OPERATED RIGS	At December 31,

	2003	2002

Number of Company Operated Rigs Running
U.S	40	27
Canada	35	32
International	4	1

Total	79	60

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION

Non-GAAP Financial Measure

     The United States Securities and Exchange Commission has recently adopted new disclosure requirements for public companies such as Devon. One provision of these disclosure requirements concerns references to Non-GAAP financial measures. (GAAP refers to accounting principles generally accepted in the United States.) Non-GAAP financial measures may be provided if the company explains the relevance of the information. The company must also reconcile the Non-GAAP financial Measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure provided by Devon in this earnings release. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures and to service its debt and other obligations. Cash flow before balance sheet changes is also important to certain financial analysts who provide estimates of Devon’s quarterly financial results to investors.

RECONCILIATION TO GAAP INFORMATION	Year Ended		Unaudited Quarter Ended
(US$ in millions)	December 31,		December 31,

	2003	2002	2003	2002

Net Cash Provided By Operating Activities	$3,768	$1,754	$988	$578

Changes in assets and liabilities, net of effects of acquisitions of businesses	132	177	61	166

Cash flow before balance sheet changes	$3,900	$1,931	$1,049	$744